UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(Address of principal executive offices)	(zip code)

(212) 653-0946
(Registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On June 26, 2017, Viking Energy Group, Inc. (“Viking”) filed a Current Report on Form 8-K with a press release discussing a potential acquisition of a private company with producing, conventional oil and gas assets with development potential (the “Target Company”) for a purchase price of $25,000,000. The transaction was conditional upon Viking and the seller executing definitive legal documentation on terms and conditions acceptable to both parties, and Viking’s current commercial bank approving such legal documentation.

While the parties were in the latter stages of negotiating the terms and conditions of the purchase agreement, one of the existing gas wells of the Target Company unexpectedly ceased operating. Consequently, Viking and the seller of the Target Company have agreed to postpone finalizing the purchase agreement and closing the transaction until such time as the subject well resumes operating, or the seller increases oil and gas production of similar value via other means (e.g., via acquisition or development).

Neither Viking nor the Target Company (or its seller) have any legal obligation to execute a purchase agreement or to consummate any transaction, but the parties have agreed to keep communicating and to monitor the status of the Target Company’s oil and gas production with a view to completing an acquisition of the Target Company by Viking if revenues and reserve values are closer to what existed at the commencement of Viking’s due diligence regarding the Target Company, or at such other level as agreed to by the parties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: August 2, 2017	By:	/s/ James Doris
James Doris
CEO & Director

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